CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors of e-MedSoft.com:

We hereby consent to the incorporation of our report included in this Form 8-K into e-MedSoft.com's previously filed Registration Statement File Nos. 333-34028, 333-34026 and 333-33602.


/s/ Carpenter Kuhen & Sprayberry





Oxnard, California
May 11, 2000